Exhibit 99.1

WELLSFORD REAL PROPERTIES, INC.
535 MADISON AVENUE	26TH FLOOR	NEW YORK, NY 10022
212-838-3400	Fax 212-421-7244

FOR IMMEDIATE RELEASE:

WELLSFORD REAL PROPERTIES, INC.

ANNOUNCES NEW VICE CHAIRMAN AND CHIEF FINANCIAL OFFICER

New York, N.Y. March 22, 2006: Wellsford Real Properties, Inc. (AMEX: “WRP”) announced today that James J. Burns has been promoted to Vice Chairman of the Company from Chief Financial Officer. The promotion to Vice Chairman of the Company does not result in Mr. Burns becoming a board member. Mark P. Cantaluppi, currently the Chief Accounting Officer has been promoted to Chief Financial Officer.

WRP is a company in liquidation. WRP was formed to operate as a real estate merchant banking firm to acquire, develop, finance and operate real properties and invest in private and public real estate companies. Currently, the Company’s remaining primary operating activities are development, construction and sale of three residential properties.

Press Contact:	Mark P. Cantaluppi

Vice President, Chief Financial Officer

Wellsford Real Properties, Inc.

(212) 838-3400